Exhibit 99.1

Apple Reports Third Quarter Results

Revenue up 11 percent and EPS up 18 percent to new June quarter records

CUPERTINO, California — July 30, 2020 — Apple® today announced financial results for its fiscal 2020 third quarter ended June 27, 2020. The Company posted quarterly revenue of $59.7 billion, an increase of 11 percent from the year-ago quarter, and quarterly earnings per diluted share of $2.58, up 18 percent. International sales accounted for 60 percent of the quarter’s revenue.

“Apple’s record June quarter was driven by double-digit growth in both Products and Services and growth in each of our geographic segments,” said Tim Cook, Apple’s CEO. “In uncertain times, this performance is a testament to the important role our products play in our customers’ lives and to Apple’s relentless innovation. This is a challenging moment for our communities, and, from Apple’s new $100 million Racial Equity and Justice Initiative to a new commitment to be carbon neutral by 2030, we’re living the principle that what we make and do should create opportunity and leave the world better than we found it.”

“Our June quarter performance was strong evidence of Apple’s ability to innovate and execute during challenging times,” said Luca Maestri, Apple’s CFO. “The record business results drove our active installed base of devices to an all-time high in all of our geographic segments and all major product categories. We grew EPS by 18 percent and generated operating cash flow of $16.3 billion during the quarter, a June quarter record for both metrics.”

Apple’s Board of Directors has declared a cash dividend of $0.82 per share of the Company’s common stock. The dividend is payable on August 13, 2020 to shareholders of record as of the close of business on August 10, 2020.

The Board of Directors has also approved a four-for-one stock split to make the stock more accessible to a broader base of investors. Each Apple shareholder of record at the close of business on August 24, 2020 will receive three additional shares for every share held on the record date, and trading will begin on a split-adjusted basis on August 31, 2020.

Apple will provide live streaming of its Q3 2020 financial results conference call beginning at 2:00 p.m. PT on July 30, 2020 at apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic; anticipated revenue, gross margin, operating expenses, other income/(expense), and tax rate; plans for return of capital; the four-for-one stock split; and the commitment to be carbon neutral by 2030. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency, or channel mix, component cost increases, increases in the cost of acquiring and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company’s products, including cellular network carriers and other resellers; the risk of write-downs on the value of inventory and other assets and purchase commitment cancellation risk; the continued availability on acceptable terms, or at all, of certain components, services, and new technologies essential to the Company’s business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity, or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings, such as a potential finding that the Company has infringed on the intellectual property rights of others; the impact of complex and changing laws and regulations worldwide, which expose the Company to potential liabilities, increased costs, and other adverse effects on the Company’s business; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company’s business and reputation from information technology system failures, network disruptions, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks, and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch, and Apple TV. Apple’s five software platforms — iOS, iPadOS, macOS, watchOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet Quayle
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contact:
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2020 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales:
Products	$46,529	$42,354	$170,598	$162,354
Services	13,156	11,455	39,219	33,780
Total net sales (1)	59,685	53,809	209,817	196,134
Cost of sales:
Products	32,693	29,473	116,089	109,758
Services	4,312	4,109	13,461	12,297
Total cost of sales	37,005	33,582	129,550	122,055
Gross margin	22,680	20,227	80,267	74,079

Operating expenses:
Research and development	4,758	4,257	13,774	12,107
Selling, general and administrative	4,831	4,426	14,980	13,667
Total operating expenses	9,589	8,683	28,754	25,774

Operating income	13,091	11,544	51,513	48,305
Other income/(expense), net	46	367	677	1,305
Income before provision for income taxes	13,137	11,911	52,190	49,610
Provision for income taxes	1,884	1,867	7,452	8,040
Net income	$11,253	$10,044	$44,738	$41,570

Earnings per share:
Basic	$2.61	$2.20	$10.25	$8.92
Diluted	$2.58	$2.18	$10.16	$8.86
Shares used in computing earnings per share:
Basic	4,312,573	4,570,633	4,362,571	4,660,175
Diluted	4,354,788	4,601,380	4,404,695	4,691,759

(1) Net sales by reportable segment:
Americas	$27,018	$25,056	$93,858	$87,592
Europe	14,173	11,925	51,740	45,342
Greater China	9,329	9,157	32,362	32,544
Japan	4,966	4,082	16,395	16,524
Rest of Asia Pacific	4,199	3,589	15,462	14,132
Total net sales	$59,685	$53,809	$209,817	$196,134

(1) Net sales by category:
iPhone	$26,418	$25,986	$111,337	$109,019
Mac	7,079	5,820	19,590	18,749
iPad	6,582	5,023	16,927	16,624
Wearables, Home and Accessories	6,450	5,525	22,744	17,962
Services	13,156	11,455	39,219	33,780
Total net sales	$59,685	$53,809	$209,817	$196,134

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	June 27, 2020	September 28, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$33,383	$48,844
Marketable securities	59,642	51,713
Accounts receivable, net	17,882	22,926
Inventories	3,978	4,106
Vendor non-trade receivables	14,193	22,878
Other current assets	10,987	12,352
Total current assets	140,065	162,819

Non-current assets:
Marketable securities	100,592	105,341
Property, plant and equipment, net	35,687	37,378
Other non-current assets	41,000	32,978
Total non-current assets	177,279	175,697
Total assets	$317,344	$338,516

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$35,325	$46,236
Other current liabilities	35,005	37,720
Deferred revenue	6,313	5,522
Commercial paper and repurchase agreements	11,166	5,980
Term debt	7,509	10,260
Total current liabilities	95,318	105,718

Non-current liabilities:
Term debt	94,048	91,807
Other non-current liabilities	55,696	50,503
Total non-current liabilities	149,744	142,310
Total liabilities	245,062	248,028

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 4,283,939 and 4,443,236 shares issued and outstanding, respectively	48,696	45,174
Retained earnings	24,136	45,898
Accumulated other comprehensive income/(loss)	(550)	(584)
Total shareholders’ equity	72,282	90,488
Total liabilities and shareholders’ equity	$317,344	$338,516

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	June 27, 2020	June 29, 2019
Cash, cash equivalents and restricted cash, beginning balances	$50,224	$25,913
Operating activities:
Net income	44,738	41,570
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	8,354	9,368
Share-based compensation expense	5,105	4,569
Deferred income tax expense/(benefit)	182	(38)
Other	(94)	(340)
Changes in operating assets and liabilities:
Accounts receivable, net	5,149	9,013
Inventories	10	496
Vendor non-trade receivables	8,685	13,483
Other current and non-current assets	(6,760)	693
Accounts payable	(10,787)	(19,804)
Deferred revenue	1,649	(776)
Other current and non-current liabilities	3,867	(8,753)
Cash generated by operating activities	60,098	49,481
Investing activities:
Purchases of marketable securities	(96,606)	(21,902)
Proceeds from maturities of marketable securities	54,865	26,783
Proceeds from sales of marketable securities	39,760	49,516
Payments for acquisition of property, plant and equipment	(5,525)	(7,718)
Payments made in connection with business acquisitions, net	(1,473)	(611)
Purchases of non-marketable securities	(210)	(632)
Proceeds from non-marketable securities	58	1,526
Other	(689)	(268)
Cash generated by/(used in) investing activities	(9,820)	46,694
Financing activities:
Proceeds from issuance of common stock	430	391
Payments for taxes related to net share settlement of equity awards	(3,234)	(2,626)
Payments for dividends and dividend equivalents	(10,570)	(10,640)
Repurchases of common stock	(55,171)	(49,453)
Proceeds from issuance of term debt, net	10,635	—
Repayments of term debt	(12,629)	(5,500)
Proceeds from/(Repayments of) commercial paper, net	31	(2,026)
Proceeds from repurchase agreements	5,165	—
Other	(120)	(83)
Cash used in financing activities	(65,463)	(69,937)
Increase/(Decrease) in cash, cash equivalents and restricted cash	(15,185)	26,238
Cash, cash equivalents and restricted cash, ending balances	$35,039	$52,151
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$8,410	$11,795
Cash paid for interest	$2,275	$2,563